Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 25, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of Mellon Institutional Funds Investment
Trust: Standish Mellon Fixed Income Fund, Standish Mellon Short-Term Asset Reserve Fund, Standish Mellon High Yield Bond Fund, Standish Mellon International Fixed Income Fund, Standish Mellon International Fixed Income Fund II, Standish Mellon Global Fixed Income Fund, Standish Mellon Investment Grade Bond Fund, Standish Mellon Short-Term Fixed Income Fund, Standish Mellon Opportunistic High Yield Bond Fund, and Standish Mellon Opportunistic Emerging Markets Debt Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public Accounting Firm", "Experts and Financial Statements", Investment Advisory and Other Services" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 29, 2005